                                                                     Exhibit 5.1



                      [LETTERHEAD OF SCHIFF HARDIN & WAITE]


                                 August 1, 2000



Anixter International Inc.
4711 Golf Road
Skokie, Illinois 60076

                  RE: REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

     We have acted as special counsel to Anixter International Inc., a Delaware corporation (the "Company"), in connection with its filing of a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the registration of $792,000,000 aggregate principal amount at maturity of the Company's Liquid Yield Option Notes due 2020 (Zero Coupon-Senior) (the "LYONs") and up to 5,908,558 shares (the "Shares") of the Company's Common Stock, par value $1.00 per share (the "Common Stock") issuable upon conversion of the LYONs.

     In connection with our opinion, we have examined the Registration Statement, including the exhibits thereto, and such other documents, corporate records and instruments, and have examined such laws and regulations, as we have deemed necessary for the purposes of this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents.

     On the basis of such examination, we are of the opinion that the Shares have been duly authorized and, when the Registration Statement, as it may be amended, has become effective under the Securities Act and any applicable state securities or Blue Sky laws have been complied with, such Shares will be validly issued, fully paid, and nonassessable upon conversion of the LYONs.

     The foregoing opinion is limited to the Delaware General Corporation Law, and we express no opinion as to any other laws or the laws of any other jurisdiction.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption "Legal Matters" in

Anixter International Inc.
August 1, 2000
Page 2

the Prospectus contained in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

                                           Very truly yours,

                                           SCHIFF HARDIN & WAITE


                                           By: /s/ Stuart L. Goodman
                                               ---------------------
                                               Stuart L. Goodman